                                                                    Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the April 20, 1998 Registration Statement on Form S-4 of our report, dated January 31, 1997, except for Note 2 as to which the date is June 23, 1997 and December 12, 1997, relating to the consolidated financial statements of Premier Bancshares, Inc. and subsidiaries, contained in the annual report on Form 10-K for the year ended December 31, 1997.



                                                /s/ Mauldin & Jenkins, LLC
                                               ----------------------------


Atlanta, Georgia
April 30, 1998